UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Schedule 14A

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Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

New Vista Acquisition Corp

(Name of Registrant as Specified in its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NEW VISTA ACQUISITION CORP
125 South Wacker Drive, Suit 300
Chicago, IL 60606

AMENDMENT NO. 1 TO THE PROXY STATEMENT
FOR THE EXTRAORDINARY GENERAL MEETING OF
NEW VISTA ACQUISITION CORP
TO BE HELD ON FEBRUARY 10, 2023

The following disclosures amend the definitive proxy statement filed by New Vista Acquisition Corp (the “Company”) with the Securities and Exchange Commission (the “SEC”) on January 12, 2023 (the “Proxy Statement”) relating to the Company’s extraordinary general meeting to be held on Friday, February 10, 2023, commencing at 10:00 a.m., New York City time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at One Manhattan West, New York, NY 10001 (the “Extraordinary General Meeting”). As previously disclosed, the board of directors of the Company has fixed the close of business on January 10, 2023 as the record date (the “Record Date”) for determining shareholders entitled to notice of and to vote at the Extraordinary General Meeting and any postponement or adjournment thereof.

EXPLANATORY NOTE

In the Proxy Statement, the Company inadvertently included incorrect contact information for the Company’s transfer agent under the header titled “Who can help answer my questions?” within the “Questions and Answers About the Extraordinary General Meeting” section. The correct contact information for the Company’s transfer agent is:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Telephone: (212) 845-3287

The Company is providing this amendment to the Proxy Statement (this “Amendment”) solely to correct the incorrect contact information as it appears on page 17 of the Proxy Statement.

This Amendment does not change the proposals to be acted upon at the Extraordinary General Meeting, which are described in the Proxy Statement. Except as specifically amended by the information contained in this Amendment, the information set forth in the Proxy Statement continues to apply and should be considered in voting your shares. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

This Amendment is dated January 13, 2023.